EXHIBIT 11
                 MULTIMEDIA ACCESS CORPORATION AND SUBSIDIARIES
                 STATEMENT RE: CALCULATION OF NET LOSS PER SHARE


                                                              FOR THE THREE MONTHS ENDED             FOR THE THREE MONTHS ENDED
                                                                     SEPTEMBER 30,                         SEPTEMBER 30,
                                                           ----------------------------------    ----------------------------------
LOSS PER SHARE DATA:                                            1996              1997                1996              1997
                                                           ----------------  ----------------    ----------------  ----------------
                                                             (UNAUDITED)       (UNAUDITED)         (UNAUDITED)       (UNAUDITED)

NET LOSS AS REPORTED IN THE FINANCIAL STATEMENTS              $ (1,022,925)     $ (1,416,835)       $ (3,081,082)     $ (4,395,244)
                                                           ----------------  ----------------    ----------------  ----------------

Weighted average number of common shares
   outstanding                                                   5,054,314         8,026,197           4,774,326         7,523,947

Common and common equivalent shares issued
  in the twelve month period preceding the filing
  date of the initial public offering as required by
  SAB  No. 83:
     Common stock                                                        -                 -             140,507                 -
     Incentive stock options                                       266,356                 -             266,356                 -
     Non-qualified stock options                                    40,208                 -              40,208                 -
     Warrants                                                      778,613                 -             778,613                 -
                                                           ----------------  ----------------    ----------------  ----------------

WEIGHTED AVERAGE NUMBER OF COMMON AND COMMON
  EQUIVALENT SHARES OUTSTANDING AS REPORTED IN THE
  FINANCIAL STATEMENTS                                           6,139,491         8,026,197           6,000,010         7,523,947
                                                           ----------------  ----------------    ----------------  ----------------

LOSS PER SHARE AS REPORTED IN THE FINANCIAL
  STATEMENTS                                                       $ (0.17)          $ (0.18)            $ (0.51)          $ (0.58)
                                                           ================  ================    ================  ================


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